UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2010, Headwaters announced the retirement of Steven G. Stewart as Chief Financial Officer and the appointment of Donald P. Newman as Chief Financial Officer, effective December 8, 2010. The press release is attached hereto as exhibit 99.1. In December 2010, Headwaters entered into employment-related agreements with both Mr. Newman and Mr. Stewart. These agreements are attached hereto as exhibits 10.96 and 10.103.

Donald P. Newman, 46, served as Interim Chief Financial Officer or Vice President – Corporate Controller of Boart Longyear Limited from October 2006 to December 2010. From January 2004 to October 2006, Mr. Newman was Vice President – Chief Accounting Officer & Corporate Controller of ACI Worldwide, Inc. and prior to that time served in various financial positions with NRG Energy, Inc. Mr. Newman graduated from the University of Minnesota (Duluth) in 1987.

The significant terms of Mr. Newman’s employment arrangement are as follows.

•	Initial term of 3 years

•	Annual salary of $300,000

•	A one-time hiring bonus of $100,000, subject to partial repayment for voluntary termination prior to December 8, 2011

•	Participation in Headwaters’ Short-Term Incentive Bonus Plan, with a minimum bonus guarantee of $100,000 for fiscal 2011

•

Participation in Headwaters’ long-term incentive programs, including grants of 37,000 stock appreciation rights, 22,500 shares of restricted stock, and cash incentive performance units with a target value of $170,000, all granted under the terms of Headwaters’ 2010 Incentive Compensation Plan

•	The opportunity to participate in Headwaters’ standard benefit plans generally available to Headwaters’ executives and employees

The Company intends to enter into an indemnity agreement with Mr. Newman, which provides, among other things, that the Company will indemnify him, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s bylaws.

There is no arrangement or understanding between Mr. Newman and any other person, pursuant to which Mr. Newman is to be selected as an officer of the Company, that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Newman and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Newman is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

The significant terms of Mr. Stewart’s employment transition agreement are as follows.

•	Term of employment ending June 30, 2013

•	Annual salary of $304,685 through June 30, 2011

•	Annual salary of $120,000 for the period June 9, 2011 through June 30, 2013

•	Payment in December 2010 of $36,119

•	Participation in Headwaters’ Short-Term Incentive Bonus Plan for fiscal 2011, with a stipulated bonus of one-fourth of the 2011 bonus paid to Mr. Newman

•

Participation in Headwaters’ long-term incentive programs, including November 2010 grants of 10,375 stock appreciation rights, 6,329 shares of restricted stock, and 12,658 cash incentive performance units with a target value of $42,656, all granted under the terms of Headwaters’ 2010 Incentive Compensation Plan

•	Cash payments in January 2011 of $980,000

•	The opportunity to participate in Headwaters’ standard benefit plans generally available to Headwaters’ executives and employees

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.96	Employment Transition Agreement dated December 8, 2010 between Headwaters and Steven G. Stewart
10.103	Employment Agreement dated December 8, 2010 between Headwaters and Donald P. Newman
99.1	Press release announcing change in Headwaters’ Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)